SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement                       / / Confidential, for use
/X/ Definitive Proxy Statement                            of the Commission only
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AFP IMAGING CORPORATION
                           -----------------------
               (Name of Registrant as Specified In Its Charter)

                           AFP IMAGING CORPORATION
                           -----------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

    No fee required.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid: $

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            AFP Imaging Corporation

                   Notice of Annual Meeting of Shareholders

                        To Be Held On December 18, 1998

To the shareholders of
AFP Imaging Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of AFP Imaging Corporation, a New York corporation (the Company), which will be held on December 18, 1998 at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, at 9:30 a.m., New York time, to consider and act upon the following matters:

       1. To elect four directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified;

       2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 1999; and

       3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only Shareholders of record at the close of business on November 10, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                         By order of the Board of Directors

                                                              David Vozick,
                                                                  Secretary
Elmsford, New York
November 20, 1998


Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed Proxy, which is being solicited by the Board of Directors of the Company, and promptly return it to the Company in the enclosed postage pre-paid envelope. The Proxy may be revoked at any time before it is voted and Shareholders executing proxies may attend the Annual Meeting and vote there in person should they so desire.

Note that the time and location of the Annual Meeting is: December 18, 1998 at 9:30 a.m.

                            AFP Imaging Corporation
                              250 Clearbrook Road
                           Elmsford, New York 10523

                                PROXY STATEMENT

The Board of Directors of AFP Imaging Corporation (the "Company") presents this Proxy Statement to all Shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on December 18, 1998. All proxies duly executed and received will be voted on all matters presented to the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the ratification of Arthur Andersen LLP as the Company's independent public accountants. Shares represented by proxies which are marked "abstain" for Item 2 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted, by written notice of revocation delivered to the Company prior to the Annual Meeting, or by giving notice at the Annual Meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about November 20, 1998.

The total number of shares of Common Stock of the Company outstanding as of November 10, 1998, was 9,271,054. The Common Stock is the only outstanding class of security of the Company. Each share has one vote. Only Shareholders of record as of the close of business on November 10, 1998 will be entitled to vote.

A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 250 Clearbrook Road, Elmsford, New York 10523, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.

                                 ANNUAL REPORT

An Annual Report for the year ended June 30, 1998, containing financial and other information about the Company and its subsidiary companies, is being mailed at this time to all Shareholders of record entitled to vote at the Annual Meeting on December 18, 1998.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
                     PROPOSAL ONE - ELECTION OF DIRECTORS

The Company's Board of Directors has nominated David Vozick, Donald Rabinovitch, Jack Becker and Robert A. Blatt for election as Directors at the Annual Meeting to hold office for a one-year term or until their successors shall be elected and duly qualified. It is intended that the accompanying form of Proxy will be voted for the election as Directors of the four (4) nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the four (4) nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

In the event any one or more of the aforesaid nominees is unable to serve, it is the intention of the persons named in the Proxy to vote for the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. Management has no reason to believe that any of the nominees will be unable to serve and each nominee has advised the Company that he can and will serve as a Director of the Company in the event he is so elected.

The following table sets forth as to each nominee for election: (1) such person's name; (2) the year in which such person was first elected a Director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; (5) positions and offices held with the Company; and (6) such person's age. The information regarding the Company's executive officers is also set forth in the following table, and in the Summary Executive Compensation table below, and accompanying footnotes.

                         Year First
                          Elected
Name & Age                Director   Position

David Vozick (58)           1978     Chairman of the Board of Directors,
                                     Secretary and Treasurer

Donald Rabinovitch (52)     1978     Director and President

Robert Blatt (57)           1995     Director

Jack Becker (63)            1997     Director

David Vozick has been Chairman of the Board of Directors, Secretary and Treasurer since the Company was founded in October 1978. He is a co-founder of the Company.

Donald Rabinovitch has been President since the Company was founded in October 1978. He is a co-founder of the Company.

Robert Blatt is Chairman and majority owner of CRC Group Inc., a developer, owner and operator of commercial real estate, and a member of the New York Stock Exchange since 1985. Mr. Blatt is also the Chief Executive Officer of Championship Golf Enterprises, LLC, and Island Golf Resorts. Mr. Blatt is a Director of MTR Gaming Group, Inc. and its subsidiary, Mountaineer Race Track and Gaming Resort.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., general counsel to the Company. This firm has been retained by the Company for more than the past three years and will be retained by the Company for the current fiscal year. Mr. Becker is a recognized authority in public and private securities financings. He has been a member of the Board of Directors of Paxar Corporation since 1969.

Mr. Vozick and Mr. Rabinovitch are first cousins.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below is information concerning stock ownership of each class of equity securities of the Company owned by each director and nominee of the Company, individually, by each executive officer named in the Summary Executive Compensation Table below, by all executive officers and directors of the Company as a group, and all persons known by the Company to own beneficially 5% or more of the Company's voting securities based upon the respective number of shares of Common Stock outstanding as of October 28, 1998. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Accordingly, all shares over which the directors, nominees and executive officers named in the group directly or indirectly have or share voting or investment power have been deemed to be beneficially owned by such person.

Name and Address of                Amount and Nature of        Percent of Class
Beneficial Owner                   Beneficial Ownership        (1),(4),(5),(6)    Title of Class
----------------                   --------------------        ---------------    --------------
David Vozick/Secretary             1,806,963    (2),(4)          18.9%            Common Stock
Treasurer and Director
250 Clearbrook Road
Elmsford, NY 10523

Donald Rabinovitch                 1,658,863    (3),(4)          17.4%            Common Stock
Director and President
250 Clearbrook Road
Elmsford, NY 10523

Robert Blatt                         703,963                      7.6%            Common Stock
Director
1890 Palmer Avenue
Larchmont, NY 10538

Jack Becker                           45,522         (5)           .5%            Common Stock
Director
605 Third Avenue
New York, NY 10158

Seamus Carroll                        60,000         (6)           .6%            Common Stock
Vice President
250 Clearbrook Road
Elmsford, NY 10523

Elise Nissen                          50,000         (6)           .5%            Common Stock
Chief Financial Officer
250 Clearbrook Road
Elmsford, NY 10523

Joseph A. Cohen                      728,435         (7)          7.9%            Common Stock
825 Third Avenue
New York, NY 10022

Executive Officers and Directors   4,323,811  (4),(5),(7)        43.5 %           Common Stock
as a Group (6 Persons)

(1) Based on 9,271,054 shares of Common Stock, outstanding as of October 28, 1998. Common Stock votes as a single class on a share-for-share basis. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Includes 186,000 shares held in trust for Mr. Vozick's three children.


(3) Includes 156,000 shares owned by Mr. Rabinovitch's three children.

(4) In the case of both Messrs. Vozick and Rabinovitch, the amount includes 275,060 stock options issued to each of them of which all are currently exercisable. It also includes 140,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 125,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations. (See "Executive Compensation")

(5) Includes 25,000 shares held by Snow Becker Krauss P.C., counsel to the Company, of which Mr. Becker is a principal, and 13,500 stock options issued to Mr. Becker, all of which are currently exercisable.

(6) Includes 40,000 stock options issued to Ms. Nissen and 60,000 stock options issued to Mr. Carroll, all of which are currently exercisable.

(7) Mr. Cohen is neither an employee, Officer or Director of the Company. Includes 400,193 shares of Common Stock directly owned by Mr. Cohen and 328,242 shares of Common Stock owned by various individuals and entities through which Mr. Cohen may be deemed to be the beneficial owner under Rule 13d-3 of the Securities Exchange Act of 1934. Mr. Cohen disclaims beneficial ownership of these shares of Common Stock pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

                     SUMMARY EXECUTIVE COMPENSATION TABLE

The following table sets forth for the fiscal years ended June 30, 1998, 1997 and 1996, the cash and certain other compensation paid by the Company to the "Named Executive Officers" of the Company, each whose annual salary and bonus earned exceeded $100,000 during each year.

                                             Annual Compensation                           Long Term Compensation
                                    --------------------------------------    -------------------------------------------------
                                                              Other Annual    Restricted                  LTIP       All Other
                                            Salary    Bonus   Compensation    Stock         Options/SARS  Payouts  Compensation
Name and Position                   Year    ($)(1)   ($)(2)       ($)(3)      Awards           (#)(4)     (#)(4)       (#)(4)
-----------------                   ----    ------   ------       ------      ------           ------     ------       ------
David Vozick                        1998   $294,540    $ 0      $ 62,135           --             --         --          --
Chairman of the Board &             1997   $297,870    $ 0      $ 41,827           --             --         --          --
Secretary and Treasurer             1996   $285,350    $ 0      $ 38,673           --         $216,975       --          --

Donald Rabinovitch                  1998   $294,540    $ 0      $ 30,560           --             --         --          --
President and Director              1997   $297,870    $ 0      $ 31,829           --             --         --          --
                                    1996   $285,350    $ 0      $ 29,081           --         $216,975       --          --

Seamus Carroll                      1998   $119,233    $ 0           $ 0           --         $ 52,075       --          --
Vice President Operations and
New Business Development (5)

Elise Nissen                        1998   $100,000    $ 0           $ 0           --             --         --          --
Chief Financial Officer (5)

(1) Amounts shown include cash compensation earned and accrued by the executive officers. 1996 excludes an amount accrued in fiscal 1995.

(2)   No cash bonuses were paid during the past three fiscal years.

(3) The total amounts for each fiscal year consist of premiums paid by the Company for life and disability insurance policies for their personal benefit and an automobile allowance.

(4) No restricted stock awards, stock appreciation rights ("SARS") or long-term incentive payouts ("LTIP") were granted during the fiscal years ended June 30, 1996, 1997 and 1998. Messrs. Vozick and Rabinovitch were each granted 263,000 incentive stock options at $.825 per share in July 1995. Mr. Carroll was granted 25,000 incentive stock options at $2.083 per share in January 1998. In July 1998, these stock options were cancelled and replaced with 25,000 incentive stock options at $1.00 per share.

(5) Seamus Carroll (38) and Elise Nissen (44) became executive officers of the Company in 1998. Mr. Carroll joined the Company in 1996, he was appointed VP of Operations & New Business Development in 1997. He was VP of Marketing worldwide for MacBeth division of Kollmorgan from 1995-1996. From 1993 to 1995 he was VP of Sales and Marketing for worldwide sales at Visiplex Instruments Ltd. Ms. Nissen joined the Company in 1982. She was appointed Chief Financial Officer in 1997. Prior to such, she served as VP of Finance and Controller.

Stock Options held at end of Fiscal 1998

The following table indicates the total number and value of exercisable and unexercisable stock options granted during, and held at the end of, the year-ended June 30, 1998 to each of the Executive Officers of the Company. No SARs were granted or exercised in the 1998 fiscal year.

                                                 Option/SAR Grants in Last Fiscal Year
                                                 -------------------------------------
                                                                                            Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock Price
                Individual Grants                                                           Appreciation for Option Term
  ------------------------------------------------------------------------                  ----------------------------
                         Number of
                         Securities       % of Total
                         Underlying      Options/SARs
                         Options/        Granted to         Exercise
                         SARs            Employees           of Base        Expiration
    Name                 Granted (#)     in Fiscal Year     Price ($/Sh)    Date            5%($)         10%($)
    ----                 -----------     --------------     ------------    ----            -----         ------
Seamus Carroll (1)         25,000           100%            $2.083          January 2003    $63,297       $76,243

As indicated in Note 4 above, the incentive stock options for Mr. Carroll were cancelled in July 1998 and replaced with an equivalent amount of options excercisable at $1.00 per share. All amounts reflect the stock options outstanding at June 30, 1998 at $2.083.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

The following table sets forth for the fiscal year ended June 30, 1998, the options exercised and the value of unexercised options at fiscal year end for the named executive officers.

                                                             Number of unexercised           Value of unexercised
                                                                Options/SARS at            In-the-money Options/SARS
                        Shares Acquired        Value          Fiscal Year-End (#)          at Fiscal Year End ($) (1)
         Name           on exercise (#)      Realized ($)  Exercisable/Unexercisable       Exercisable/Unexercisable
         ----           ---------------      ------------  -------------------------       -------------------------
David Vozick                    -               $ 0               275,060/0                        $17,070/0

Donald Rabinovitch              -               $ 0               275,060/0                        $17,070/0

Seamus Carroll                  -               $ 0                60,000/0                          $0/0
                                                                                                     $0/0

Elise Nissen                    -               $ 0                40,000/0                         $5,625/0

(1) The closing bid price for the Company's Common Stock on June 30, 1998, was quoted at $.875 per share on NASDAQ SmallCap Market.

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a Compensation Committee. Executive compensation is determined according to each individual's responsibilities and Company philosophy as determined by the Board of Directors itself. None of the executive officers of the Company has served during the last fiscal year on the Board of Directors or Compensation Committee of any other entity whose officers also served on the Board of Directors of the Company.

Report of the Board of Directors on Executive Compensation

Executive Compensation

The Company's executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibility, achievement of the Company's performance goals, individual initiative and achievement, and allow the Company to attract and retain management with the skills critical to the long-term success of the Company. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with responsibilities in other comparable companies. The Company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries

Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual, and by comparison to positions at companies within similar industries. The Board of Directors reviews base salaries and determines increases based upon an officer's contribution to corporate performance, the rate of inflation, and competitive market conditions.

Performance Incentives

The Board of Directors utilizes performance incentives based upon criteria relating to revenues, income and operating goals to augment the base salaries received by executive officers. No performance incentives have been paid or granted to the executive officers for the past three years.

Incentive Stock Options

The Company uses incentive stock options issued under its 1992 and 1995 Employee Stock Option Plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of all shareholders. Incentive stock options are typically granted at the commencement of employment of key personnel and are augmented by subsequent periodical grants. All incentive stock option plans are approved by the Shareholders.

Benefits and Other Compensation

The Company offers a life, health and disability benefit package to its executive officers, which is similar to the package offered to all of its employees. The Company provides supplemental life and disability insurance coverage as well as an automobile allowance to its two senior officers, as other compensation.

Retirement and Post Retirement Benefits

The Company does not offer a post-retirement health plan to its executive officers or employees. The Company does offer a 401(k) retirement savings plan to its executive officers which is the identical plan offered to all of its employees.

The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by the Company each fiscal year is determined by the Board of Directors following a review of the profits of such fiscal year. The defined contribution plan requires no minimum contribution by the Company. The Company did not contribute to the Plan for the year ended June 30, 1998.

                                              Respectfully submitted,
                                              David Vozick, Donald Rabinovitch
                                              Robert Blatt, Jack Becker

                               Performance Graph



Research Data Group                          Peer Group Total Return Worksheet

     Afp Imaging Corp (AFPC)

                                         Cumulative Total Return
                            ---------------------------------------------------
                              6/93    6/94     6/95     6/96      6/97     6/98

AFP IMAGING CORPORATION     100.00   81.82   109.09   209.09    281.82   127.27
PEER GROUP                  100.00  104.48   119.71   163.79    193.21   254.58
NASDAQ STOCK MARKET (U.S.)  100.00  100.96   134.77   173.03    210.38   277.69

Assumes $100 invested on June 30, 1993 in the Company's Common Stock, the NASDAQ Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends. The Peer Group comprises companies nationwide which compete against the Company in its industry segment of dental products manufacturers and distributors. None of the Companies competing with the Company offer a fully comparable range of products and services. The performances of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Each member of the peer group has been publicly traded for at least five years.

              COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16
(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from July 1, 1997 through June 30, 1998, all filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

        PROPOSAL TWO - RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has been independent auditors of the Company's accounts since October 1980. Such firm has no financial interest, either direct or indirect, in the Company. Selection of the auditors for the fiscal year ending June 30, 1999 will be made by the Board of Directors subject to approval by the Shareholders. A representative of Arthur Andersen LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from Shareholders. Management recommends voting "FOR" the ratification of the appointment of the auditors.

                              OTHER TRANSACTIONS

The Company maintains $4.0 million of Directors and Officer's liability insurance with RLI Insurance Company, The Connecticut Indemnity Company, and the TIG Company, all of which insure the Company and the directors and officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law. These policies are renewed each year in May and currently costs the Company an aggregate of $54,750 per annum.

In October 1997, Robert L. Rosen and New Ballantrae Partners, L.P. entered into an agreement with the Company, David Vozick and Donald Rabinovitch whereunder, among other things, the parties agreed to terminate the shareholders' agreement among such parties and New Ballantrae Partners, L.P., agreed to a timetable to convert its Series A and B Preferred Shares of the Company and distribute such shares to its partners. Furthermore, pursuant to such agreement, Robert L. Rosen agreed to resign from the Board, if so requested by a majority of the Board, on the earlier of October 12, 1998 and the date, if ever, when Mr. Rosen's beneficial ownership of the Company's capital shares is less than fifty percent (50%) of the number of the Company's capital shares he would be entitled to upon the liquidation of New Ballantrae Partners, L.P.

Robert Rosen resigned his directorship of the Company effective October 16, 1998 and agreed to continue as a consultant as described below. The Company and Mr. Rosen amended the terms of Mr. Rosen's existing consulting agreement and modified his existing stock option agreement. The term of the consulting agreement dated September 19, 1997, which became effective upon Mr. Rosen's resignation as a director was increased from one year to three years with an increase in the aggregate cash compensation payable thereunder from $200,000 to $300,000. The option agreement was modified by increasing the term from three years to four years, the number of shares underlying the option from 150,000 to 300,000 common shares, and reducing the exercise price from $2.636545 to $0.75 per share. Additionally, the Company and Mr. Rosen agreed, among other things, to covenants with respect to confidentiality and certain restrictions of stock repurchases by Mr. Rosen. On October 19, 1998, the Company repurchased 496,895 shares of the Company's common stock owned by Robert Rosen for an aggregate consideration of $372,671.75 or $0.75 per share (equal to the closing price of the Company's common stock on the NASDAQ SmallCap Market at the date the parties agreed in principle to the transaction).

    MEETING OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

The Board of Directors of the Company held five regular meetings and five special meetings during the fiscal year ended June 30, 1998. All Directors attended all of the meetings.

The Board of Directors has an Executive Committee and an Audit Committee. The Executive Committee did not hold any meetings during the fiscal year ended June 30, 1998. The Audit Committee was established this fiscal year and is comprised of the three outside directors. The Audit Committee held two meetings, May 1998 and September 1998. The Audit Committee is responsible for the development and implementation of policies, procedures and other matters relating to ethics and business integrity. The Audit Committee is also responsible for the Company's accounting practices, internal financial controls, financial reporting, the engagement of the independent accountants and the review of their report upon the completion of each audit. The Audit Committee accepted the audit report of the independent accountants.

The Company's policy is not to pay any fees to Directors for attendance at meetings of the Board of Directors, except for Mr. Jack Becker, counsel to the Company. His director's compensation is $2,500 per Board meeting and a stock option grant under the Company's 1995 Stock Option Plan of 3,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date of said meeting.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of Shareholders of the Company which are intended to be presented at the next Annual Meeting must be received by the Company no later than July 20, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                             COSTS OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock and Preferred Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of a Shareholder of the Company, addressed to David Vozick, Secretary of the Company, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, the Company will provide without charge to such Shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1998, including all statements and schedules to be filed with the Securities Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934.

                                            By Order of the Board of Directors
Elmsford, New York                                      David Vozick,
November 20, 1998                                       Secretary

                     THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                           AFP IMAGING CORPORATION

The undersigned Shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 20, 1998 and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 1998 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 18, 1998 at 9:30 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[x] Please mark your votes as in this example.

1. ELECTION OF DIRECTORS:
                                                        Nominees:
   [ ] FOR all nominees listed at right                 David Vozick
   [ ] Withhold authority                               Donald Rabinovitch
                                                        Jack Becker
   (If you wish to withhold authority to vote for       Robert A. Blatt
   any individual nominee, strike a line through that nominee's name in list at right.)

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

   [ ] For
   [ ] Against
   [ ] Abstain

3. Upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

   [ ] For
   [ ] Against
   [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


SIGNATURE ____________________  DATE _________________  ________________________
                                                              Please Print

Note: (This proxy should be marked, dated and signed by the shareholder(s) exactly as the name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If the signer is a corporation, please sign in the full corporate name and give the title of the signing officer.)